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[UNITED NATIONAL BANCORP LOGO]


                    DIRECTIONS TO RARITAN VALLEY COUNTRY CLUB
                       747 Route 28, Bridgewater, NJ 08807
                                  908.722.2000
                                 APRIL 16, 2002

DRIVING NORTH:

NJ Turnpike to I-287 North to Route 22 West (exit 14B). Proceed West and take exit for 202/206 South, Flemington/Princeton. Next exit is approximately 3 miles on the right (Route 206 South, Route 28 Somerville/Princeton). Follow signs for Route 28 West/North Branch. Make first right off Somerville circle (Route 28
West). RVCC is 500 yards on the right.


DRIVING SOUTH:

Route 287 South to exit #17 (Somerville, Princeton, Route 202/206 South). Proceed 1.5 miles and bear right for Route 206 South, Route 28
Somerville/Princeton. Follow signs for Route 28 West/North Branch. Make first right off Somerville circle (Route 28 West). RVCC is 500 yards on the right.


DRIVING WEST:

I-78 West to I-287 South to exit #17 (Somerville, Princeton, Route 202/206 South). Proceed 1.5 miles and bear right for Route 206 South, Route 28 Somerville/Princeton. Follow signs for Route 28 West/North Branch. Make first right off Somerville circle (Route 28 West). RVCC is 500 yards on the right.

OR


For Route 22 West proceed West and take exit for Route 202/206 South, Flemington/Princeton. Next exit is approximately 3 miles on the right (Route 206 South, Route 28 Somerville/Princeton). Follow signs for Route 28 West/North Branch. Make first right off Somerville circle (Route 28 West). RVCC is 500 yards on the right.


DRIVING EAST:

I-78 East to I-287 South or Route 22 East near Bridgewater Commons Mall and follow signs to Route 202/206 South. Follow signs for Route 28 West/North Branch. Make first right off Somerville circle (Route 28 West). RVCC is 500 yards on the right.












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                                REVOCABLE PROXY

                            UNITED NATIONAL BANCORP

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 16, 2002

The undersigned hereby appoints Joanne F. Herb, Charles E. Nunn and A. Richard Abrahamian and each of them with full powers of substitution and revocation, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of Common Stock of United National Bancorp (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 16, 2002 at 10:00 a.m. at the Raritan Valley Country Club, 747 State Route 28, Bridgewater, New Jersey, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote as indicated herein. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth in this proxy. Please refer to the Proxy Statement for a discussion of the Proposals.

This proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTIONS ARE GIVEN, THIS PROXY (IF SIGNED) WILL BE VOTED FOR THE APPROVAL OF THE MERGER OF VISTA BANCORP, INC ("VISTA") WITH AND INTO THE CORPORATION AND FOR MANAGEMENT'S NOMINEES FOR DIRECTOR.


                                               Yes        No     Abstain
1.  Proposal to approve the merger of          [ ]        [ ]      [ ]
    Vista with and into the Corporation
    pursuant to the Agreement and Plan
    of Merger dated November 19, 2001,
    as amended, among the Corporation,
    Vista, UnitedTrust Bank and Vista
    Bank, N.A.

                                                        With-    For All
                                               For      held     Except
2.  ELECTION OF DIRECTORS The nominees are:    [ ]       [ ]       [ ]

        C. Douglas Cherry        Thomas C. Gregor
        Patricia A. McKiernan    David R. Walker
        George J. Wickard


Instructions: To vote all of the nominees, put an X in the box marked "For". To withhold your vote for all of the nominees, put an X in the box marked "Withheld". To vote for some but not all of the nominees, put an X in the box marked "For All Except" and list on the line below only those nominees for whom your vote is withheld.

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3. OTHER BUSINESS

    The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgement.

    Please mark, sign, date and return the proxy promptly in the enclosed envelope.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, personal representative, trustee or in some other representative capacity, please sign name and give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date


Please sign exactly as your name appears on this card.

Shareholder sign above          Co-holder (if any) sign above


Detach above card, sign, date and mail in postage paid envelope provided.

                            UNITED NATIONAL BANCORP

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder appoints JOANNE F. HERB, CHARLES E. NUNN AND A. RICHARD ABRAHAMIAN, or any one of them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder and in his or her name and stead, all shares of the common stock of United National Bancorp which the shareholder would be entitled to vote if personally present at the Corporation's Annual Meeting of Shareholders to be held at the Raritan Valley Country Club, 747 State Route 28, Bridgewater, New Jersey, on April 16, 2002, and at any adjournments.

The shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March __, 2002.